UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Unicorp, Inc.
(Name of Registrant As Specified In Its Charter)

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UNICORP, INC
5075 Westheimer, Suite 975
Houston, Texas 77056
(713) 402-6700

February 27, 2008

Dear Stockholders:

I am writing to inform our stockholders that the Board of Directors and the holders of a majority of our outstanding shares of Unicorp, Inc. (the “Company”) common stock have approved the following:

(i) an amendment to the Company’s Articles of Incorporation to change the name of the corporation from Unicorp, Inc. to Striker Oil & Gas, Inc.;

(ii) an amendment to the Company’s Articles of Incorporation to add a provision that allows the Chairman of the Board the ability to break a tie vote of the board;

(iii) an amendment to the Company’s Articles of Incorporation to implement a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of not less than 1-for-2 and not greater than 1-for-10, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Nevada Secretary of State no later than December 31, 2008;

(iv) the election of Kevan Casey, Carl A. Chase and Robert G. Wonish to the Board of Directors to serve until our next annual meeting of shareholders or until their respective successors have been duly elected;

(v) the adoption of  the Company’s 2007 Stock Option Plan (the “Plan”); and

(vi) ratify Malone & Bailey, PC as our independent registered public accounting firm.

The record date for the determination of shareholders entitled to receive notice on the preceding items was February 27, 2008.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposals will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the shareholders.  We anticipate that the action contemplated herein will be effected on or about the close of business on March __, 2008.

We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons.

WE ARE NOT ASKING FOR YOUR PROXY because the written consent of shareholders satisfies any applicable shareholder voting requirement of Nevada corporate law, our Articles of Incorporation and Bylaws, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for information purposes.  Please read the accompanying Information Statement carefully.

Sincerely,

/s/ Kevan Casey
Kevan Casey
President and CEO

UNICORP, INC
Information Statement

This information statement is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the related rules and regulations.  Our Board of Directors and the holders of a majority of our outstanding shares have approved the proposed amendments to our Articles of Incorporation.  Accordingly, your consent is not required and is not being solicited in connection with this action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about March __, 2008, to all shareholders of record of Unicorp, Inc. (the “Company”).  It is being furnished in connection with the following actions, which were approved by the unanimous consent of our Board of Directors and the written consent of shareholders owning 70,947,808 shares or 69.8% of the outstanding shares of our common stock:

(i) an amendment to the Company’s Articles of Incorporation to change the name of the corporation from Unicorp, Inc. to Striker Oil & Gas, Inc.;

(ii) an amendment to the Company’s Articles of Incorporation to add a provision that allows the Chairman of the Board the ability to break a tie vote of the board;

 (iii) an amendment to the Company’s Articles of Incorporation to implement a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of not less than 1-for-2 and not greater than 1-for-10, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Nevada Secretary of State no later than December 31, 2008;

(iv) the election of Kevan Casey, Carl A. Chase and Robert G. Wonish to the Board of Directors to serve until our next annual meeting of shareholders or until their respective successors have been duly elected;

(v) the adoption of  the Company’s 2007 Stock Option Plan (the “Plan”); and

(vi) ratify Malone & Bailey, PC as our independent registered public accounting firm.

The record date established by the Board of Directors for purposes of determining the number of outstanding shares of voting capital stock was February 27, 2008 (the “Record Date”).  As of the Record Date, there were 101,715,257 shares of our common stock issued and outstanding.  The common stock constitutes the only outstanding class of voting securities.  Each share of common stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Under Nevada corporate law (“Nevada Law”), our Articles of Incorporation and our Bylaws, all activities requiring shareholder approval may be taken by obtaining the written consent and approval of shareholders having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to Nevada Law, a vote by 51% of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to effect the amendments to the Articles of Incorporation.

Pursuant to regulations promulgated under the Exchange Act, as amended, the proposals may not be effected until at least twenty (20) calendar days after this Information Statement is sent or given to our shareholders.  This Information Statement has first been sent to the shareholders on or about March __, 2008.

I.	PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME TO

STRIKER OIL & GAS, INC.

Our Articles of Incorporation, as amended, currently provide that the name of the corporation is Unicorp, Inc.  Our Board of Directors has approved an amendment to our articles changing the name of the corporation to Striker Oil & Gas, Inc.  The Board believes that the new name more accurately represents the business of the Company.  The following is the text of the amendment:

Article I
Corporate Name

The name of the Company is changed from Unicorp, Inc. to Striker Oil & Gas, Inc.

Description of the Amendment

Our current articles, as amended, provide that the name of the Company is Unicorp, Inc.  The operations of the Company are now focused on the energy sector.  Given the Company’s business, the name Striker Oil & Gas, Inc. is more appropriate.

Approval of the Amendment

On February 25, 2008, our Board of Directors, believing it to be in the best interests of the Company, approved the proposed amendment to our articles of incorporation to change the name of the Company to Striker Oil & Gas, Inc.  To avoid the significant costs and delays associated with holding a meeting, our Board elected to seek approval of the amendment by written consent of our majority stockholders.  On February 25, 2008, the Board set February 27, 2008, as the record date for voting on the amendment.  On that record date of February 27, 2008, four of the holders of 70,947,808 shares of our common stock, which represented approximately 69.8% of the shares entitled to vote on the amendment to the articles, consented in writing without a meeting to the amendment.  As a result, no further votes are required to adopt the amendment.

Timing of the Amendment

The proposed amendment to the Company’s articles of incorporation will become effective upon filing of an Article of Amendment to our Articles of Incorporation with the Nevada Secretary of State.  Pursuant to Rule 14c-2 under the Exchange Act, the proposed amendment may not be filed until twenty (20) calendar days after the mailing of this Information Statement to our stockholders.  We anticipate filing the amendment immediately following the expiration of the twenty-day waiting period.  However, our Board of Directors retains discretion under Nevada Law not to implement the amendment.  If our Board exercises this discretion, our articles will not change.

II.            CHAIRMAN VOTE

Our Articles of Incorporation, as amended, currently do not provide for a mechanism to handle a tie vote of the Board of Directors of the Company.  The following is the text of the amendment:

Article XIII

“In the event of a tie vote (including the vote of the Chairman of the Board), the Chairman of the Board shall then have the authority to cast the tie breaking vote.”

Description of the Amendment

Our current articles, as amended, do not provide for a mechanism to handle a tie vote of the Board of Directors of the Company.  Our Board of Directors has approved an amendment to our articles allowing the Chairman of the Board the right to cast an additional vote to break a tie vote.  Therefore, in case of a tie, the Chairman of the Board will have the authority to cast two votes, the initial vote that created the tie and the tie breaking vote.

Approval of the Amendment

On February 25, 2008, our Board of Directors, believing it to be in the best interests of the Company, approved the proposed amendment to our Articles of Incorporation to allow the Chairman of the Board the authority to break a tie.  To avoid the significant costs and delays associated with holding a meeting, our Board elected to seek approval of the amendment by written consent of our majority stockholders.  On February 25, 2008, the Board set February 27, 2008, as the record date for voting on the amendment.  On that record date of February 27, 2008, four of the holders of 70,947,808 shares of our common stock, which represented approximately 69.8% of the shares entitled to vote on the amendment to the articles, consented in writing without a meeting to the amendment.  As a result, no further votes are required to adopt the amendment.

Timing of the Amendment

The proposed amendment to the Company’s Articles of Incorporation will become effective upon filing of an Article of Amendment to our Articles of Incorporation with the Nevada Secretary of State.  Pursuant to Rule 14c-2 under the Exchange Act, the proposed amendment may not be filed until twenty (20) calendar days after the mailing of this information statement to our stockholders.  We anticipate filing the amendment immediately following the expiration of the twenty-day waiting period.  However, our Board of Directors retains discretion under Nevada Law not to implement the amendment.  If our Board exercises this discretion, our articles will not change.

III.            REVERSE STOCK SPLIT

Our Board of Directors and majority shareholders holding in excess of 51% of the shares of common stock have given the Board authorization to implement the reverse split.  The following discussion summarizes the material aspects of the reverse split:

As of February 27, 2008, the Company had 101,715,257 shares of common stock issued and outstanding.  Based on the number of shares currently issued and outstanding, immediately following the reverse split the Company would have approximately 50,857,629 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-2, and 10,171,526 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-10.  Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding following the transaction within 50,857,629 and 10,171,526 shares.

Neither the number of authorized shares of the Company nor the par value of the shares of our common stock will be changed in connection with the reverse split.  The Board considered reducing the number of authorized shares of common stock, but determined that the availability of additional shares was necessary in order for the Company to consummate future financing transactions or business combinations.  The availability of additional shares will also permit the Board to issue shares, or instruments convertible into or exercisable for such shares, for corporate purposes.

The reverse split will be realized simultaneously and in the same ratio for all shares of the common stock.  All holders of common stock will be affected uniformly by the reverse split, which will have no effect on the proportionate holdings of any of our shareholders, except for possible changes due to the treatment of fractional shares resulting from the reverse split.  In lieu of issuing fractional shares, the Company will round up in the event a shareholder would be entitled to receive less than one share of common stock.  In addition, the split will not affect any holder of our common stock’s proportionate voting power (subject to the treatment of fractional shares), and all shares of common stock will remain fully paid and non-assessable.

The Board of Directors will determine the exact ratio of the reverse split and the actual time of filing of the Articles of Amendment, provided that such amendment is filed no later than December 31, 2008.  The reverse split will be effective upon the filing of an Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada.

The Board reserves the right, without further action by shareholders, to elect not to proceed with the reverse split if the Board determines that the reverse split is no longer in the best interests of the Company and its shareholders.

Reasons for the Reverse Split

The Company does not currently have any plans or arrangements to acquire any new specific business or company.  The primary purpose for effecting the reverse split is to increase the trading price of our common stock and decrease the number of outstanding shares of our common stock so as to make our common stock more attractive to institutional investors, and facilitate investment in the Company, and create more credibility for the Company by having fewer shares with a higher trading share price.

The Company believes that the reverse split will provide better flexibility in acquiring operating businesses and raising additional capital in the future.  Among other things, the reverse split will make available shares for future activities that are consistent with our growth strategy, including, without limitation, completing financings, establishing strategic relationships, and acquiring or investing in complementary businesses or products.

In determining to authorize the reverse split, and in light of the foregoing, our Board of Directors considered, among other things, that a sustained higher per share price of our common stock, which should result from the reverse split, might heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company.  Our Board of Directors has determined that investors who would otherwise be potential investors in our common stock would prefer to invest in shares that trade in a price range higher than the range in which our common stock currently trades.  On February 25, 2008, the closing sale price of our common stock on the Over-The-Counter Bulletin Board was $0.12.  In theory, the reverse split should cause the trading price of a share of our common stock after the reverse split to be between two and ten times what it would have been if the reverse split had not taken place, depending on the ratio selected by the Board.  However, this will not necessarily be the case.

       In addition, our Board of Directors considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels.  For the same reason, brokers may be reluctant to recommend lower-priced stocks to their clients, or may discourage their clients from purchasing such stocks.  Other investors may be dissuaded from purchasing lower-priced stocks because the commissions, as a percentage of the total transaction, tend to be higher for such stocks.  Our Board of Directors believes that, to the extent that the price per share of our common stock remains at a higher per share price as a result of the reverse split, some of these concerns may be ameliorated.  The combination of lower transaction costs and increased interest from investors could also have the effect of increasing the liquidity of our common stock.

Shareholders should recognize that once the reverse split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse split divided by a number between two and ten).  While we expect that the reverse split will result in an increase in the per share price of our common stock, the reverse split may not increase the per share price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding.  It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding.  The history of similar reverse splits for companies in similar circumstances is varied.

Once the reverse split is effected and should the per share price of our common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse split.  Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split.

In addition, the reverse split will likely increase the number of shareholders who own “odd lots” (stockholdings in amounts of less than 100 shares).  Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales.  Any reduction in brokerage commissions resulting from the reverse split may be offset, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling odd lots created by the reverse split.

Finally, the number of authorized but unissued shares of our common stock relative to the number of issued shares of our common stock will be increased.  This increased number of authorized but unissued shares of our common stock could be issued by the Board without further shareholder approval, which could result in dilution to the holders of our common stock.  The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect.  For example, the issuance of a large block of common stock could dilute the ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction.  The reverse split is not being proposed in response to any effort of which the Company is aware to accumulate shares of common stock or obtain control of the Company.

Principal Effects of the Reverse Split

General

The reverse split will affect all holders of our common stock uniformly and will not change the proportionate equity interests of such shareholders, nor will the respective voting rights and other rights of holders of our common stock be altered, except for possible changes due to the treatment of fractional shares resulting from the reverse split, as described below.  As a result of the reverse split, the par value of the Company’s common stock will not change and will remain at $0.001 regardless of the ratio determined by the Board of Directors for the reverse split.

Exchange Act Matters

Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  The reverse split, if implemented, will not affect the registration of our common stock under the Exchange Act or our reporting or other requirements thereunder.  Our common stock is currently traded, and following the reverse split will continue to be traded, on the Over-The-Counter Bulletin Board.  However, our common stock will be traded under a new symbol, subject to our continued satisfaction of the OTCBB listing requirements, which we will request once the reverse stock split is complete  Note, however, that the CUSIP number for our common stock will also change in connection with the reverse split and will be reflected on new certificates issued by the Company and in electronic entry systems.

Accounting Matters

The reverse split will not affect total shareholders’ equity on our balance sheet.  As a result of the reverse split, the stated capital component attributable to our common stock will be reduced to an amount equal to between one-half and one-tenth of its present amount, and the additional paid-in capital component will be increased by the amount by which the stated capital component is reduced.  The per share net loss and net book value per share of our common stock will be increased as a result of the reverse split because there will be fewer shares of our common stock outstanding.

Procedure for Effecting the Reverse Split and Filing the Certificate of Amendment

Generally

The Board of Directors will file the Articles of Amendment, which will not reflect a change in the par value of the Company’s common stock as a result of the reverse split with the Secretary of State of the State of Nevada.  The reverse split will become effective as of 5:00 p.m. eastern time on the date of filing, which time on such date will be referred to as the “effective time.”  At the effective time, each lot of between two and ten shares of common stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our shareholders, be combined into and become one share of common stock, subject to the treatment for fractional shares described above, and each certificate which, immediately prior to the effective time represented pre-reverse split shares, will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of post-reverse split shares.  However, a shareholder will not be entitled to receive any dividends or distributions payable after the Articles of Amendment is effective until that shareholder surrenders and exchanges his or her certificates.

The Company’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective time, a letter of transmittal will be sent to our shareholders of record as of the effective time for purposes of surrendering to the transfer agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal.  No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent.  From and after the effective time, any certificates formerly representing pre-reverse split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-reverse split shares.  SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

In connection with the reverse split, our common stock will change its current CUSIP number.  This new CUSIP number will appear on any new certificates representing post-reverse split shares of our common stock.

Approval of the Amendment

On February 25, 2008, our Board of Directors, believing it to be in the best interests of the Company, approved the proposed amendment to our Articles of Incorporation to effect the reverse split.  To avoid the significant costs and delays associated with holding a meeting, our Board elected to seek approval of the amendment by written consent of our majority stockholders.  On that record date of January 25, 2008, four holders of 70,947,808 shares of our common stock, which represented approximately 69.8% of the shares entitled to vote on the amendment to the articles, consented in writing without a meeting to the amendment.  As a result, no further votes are required to adopt the amendment.

Timing of the Amendment

The proposed amendment to the Company’s articles of incorporation will become effective upon filing of an Article of Amendment to our Articles of Incorporation with the Nevada Secretary of State.  Pursuant to Rule 14c-2 under the Exchange Act, the proposed amendment may not be filed until twenty (20) calendar days after the mailing of this Information Statement to our stockholders.  We anticipate filing the amendment immediately following the expiration of the twenty-day waiting period.  However, our Board of Directors retains discretion under Nevada Law not to implement the amendment.  If our Board exercises this discretion, our articles will not change.

IV.            ELECTION OF DIRECTORS

The Board of Directors currently consists of three members.  The Board of Directors has nominated for re-election Kevan Casey, Carl A. Chase and Robert G. Wonish to serve on the Board.  Each of the nominees currently sits on the Board.  A majority of the Company’s shareholders has elected Kevan Casey, Carl A. Chase and Robert G. Wonish to serve on the Board.

Director Nominees

The Directors have nominated the following persons:

Name	Age	Position
Kevan Casey	36	Director , Chief Executive Officer and President
Carl A. Chase	58	Director, Chief Financial Officer, Treasurer and Secretary
Robert G. Wonish	54	Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.  Currently there are four seats on our Board of Directors.

Kevan Casey has served as a Director since July 2004 and Chief Executive Officer and President since February 2008.  Between July 2004 and September 2007, Mr. Casey was our President and Chief Executive Officer.  From April 2003 until December 2005, Mr. Casey was chairman of eLinear, Inc., an integrated technology solutions provider of security, IP Telephony and network and storage solutions infrastructure listed on the American Stock Exchange.  Mr. Casey co-founded NetView Technologies, Inc. in December 2001 and served as its president from its inception.  NetView was acquired by eLinear, Inc. in April 2003.  In September 2006, eLinear filed a voluntary petition in the United States Bankruptcy Court for the Southern District of Texas, Houston Division, seeking relief under Chapter 7 of the United States Code.  In 1998, Mr. Casey founded United Computing Group and United Consulting Group, a value-added retailer and an information technology consulting firm, where he served as president and chief executive officer.  In December 1999, United Computing Group and United Consulting Group were acquired by C1earWorks.net, Inc., and Mr. Casey continued as president of the companies until December 2001.

             Carl A. Chase has served as Secretary and Treasurer since July 2004 and Chief Financial Officer and Director since August 2004.  From August 2000 to May 2006, Mr. Chase served as both a consultant and senior vice president to Rockport Healthcare Group, Inc., a preferred provider organization for work-related injuries and illnesses.  From August 1999 to May 2000, Mr. Chase was chief financial officer of ClearWorks.net, Inc.  From December 1992 to August 1999, Mr. Chase also served as chief financial officer of Bannon Energy Incorporated, a private independent oil and gas company where his primary responsibilities included acquisitions, financing, accounting and administration.  Upon his graduation from the University of Oklahoma in 1975 with a Bachelor of Accountancy degree, Mr. Chase held various financial and administrative positions with Amoco Production Company, Union Pacific Resources Corporation and various other independent oil and gas companies.  From April 2003 until September 2006, Mr. Chase served as a director of eLinear, Inc., an integrated technology solutions provider of security, IP Telephony and network and storage solutions infrastructure and from December 2005 until September 2006, Mr. Chase served as chairman.  In September 2006, eLinear filed a voluntary petition in the United States Bankruptcy Court for the Southern District of Texas, Houston Division, seeking relief under Chapter 7 of the United States Code.

Robert G. Wonish has served as Director since February 2007.  Mr. Wonish is currently the President of Petroleum Engineers Inc. as well as the President of CYMRI, L.L.C., both wholly owned subsidiaries of Stratum Holdings, Inc. (OTCBB: STTH).  Prior to that, he served as vice president of CYMRI Corporation from July 2002.  Mr. Wonish and Petroleum Engineers, Inc. provide engineering services including drilling, workover/completion, oil and natural gas production management, design engineering and construction services to major and independent operators throughout the world.  Mr. Wonish began his engineering career at Amoco Production Company and joined PANACO, Inc. (AMEX: PNO) in 1992.  Mr. Wonish achieved positions of increasing responsibility at PANACO, ultimately serving as president and chief operating officer.

Certain Relationships and Related Transactions, Business Relationships and Indebtedness of Management

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of our outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or indirect material interest.  We have no policy regarding entering into transactions with affiliated parties.

Note Receivable

On May 3, 2006, we entered into a loan agreement with Mr. Tommy Allen, a shareholder, whereby we loaned Mr. Allen $200,000 at an interest rate of six percent (6%) and due May 3, 2007, provided however, that on and after August 3, 2006, we may accelerate the maturity in our sole discretion to a date no earlier than twenty (20) business days after giving Mr. Allen notice.  The note was initially secured with 19,690,000 shares of our common stock pursuant to a security agreement dated May 3, 2006.  Effective July 27, 2006, we purchased 1,500,000 shares of Mr. Allen’s common stock for $120,000 ($0.08 per share) and amended the security agreement to reduce the number of common shares as security from 19,690,000 to 18,190,000.  Effective March 30, 2007, we retired the note and accrued interest through the purchase of 4,689,193 shares of common stock for $211,014 ($0.045 per share).  The 6,189,193 shares acquired from Mr. Allen are being held as treasury stock.

We believe that the related transactions described above were on terms that we would have received had we entered into such transactions with unaffiliated third parties.

Directors Independence; Audit Committee Expert

Our Board of Directors has determined that Mr. Wonish is independent.  Our Board of Directors has determined Mr. Chase is a non-independent audit committee financial expert.

Compensation of Directors

Directors who are also employees do not receive any compensation for serving as directors.  Mr. Mr. Wonish is our only non-employee director.  From September 2007 until February 2008, Mr. Casey received $5,000 per month for serving on the Board of Directors and chairman of the executive committee.  Mr. Wonish will receive $2,000 per month for serving on the Board of Directors and as Chairman of the Compensation Committee.  All directors are reimbursed for ordinary and necessary expenses incurred in attending any meeting of the Board of Directors or any board committee or otherwise incurred in their capacities as directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Kevan Casey	$ 20,000	$ --	$ --	$ --	$ --	$ --	$ 20,000
William E. Dozier (1)	40,000	--	--	--	--	--	40,000
Total	$ 60,000	$ --	$ --	$ --	$ --	$ --	$ 60,000

(1)
 Excludes $100,000 Mr. Dozier earned as interim Chief Operating Officer and 500,000 non-qualified stock options at an exercise price of $0.35, fully vested on September 4, 2007 and expiring June 25, 2012, which we valued at $98,044 using the Black-Scholes option pricing model.  Mr. Dozier resigned from our Board of Directors on February 15, 2008.

Committees of the Board of Directors

We have a compensation committee of which Mr. Wonish is the chairman and an audit committee of which Mr. Chase is the chairman.  We plan to establish, but do not currently have a nomination committee, so the Board of Directors currently serves such function. The Board of Directors held eight board meetings during the last fiscal year of which all directors attended all meetings.

Consideration of Director Nominees

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Board of Directors has not specified any minimum qualifications for serving on the Board of Directors.  However, the Board of Directors endeavors to evaluate, propose and approve candidates with business experience and personal skills in technical oil and gas operations, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective board.  The Board of Directors seeks to assure that the Board of Directors is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company’s values and standards.  Candidates should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Board of Directors will utilize a variety of methods for identifying and evaluating nominees for director.  Candidates may come to the attention of the Board of Directors through current Board members, professional search firms, shareholders or other persons.  These candidates will be evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year.  The Board of Directors will consider properly submitted shareholder nominations for candidates for the Board.  Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Board of Directors.  If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Board of Directors.  The Board of Directors will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend the Company’s annual meeting; however, attendance is not mandatory.

Communications to the Board of Directors

The Board of Directors has adopted the following policy for shareholders who wish to communicate any concern directly with the Board of Directors.  Shareholders may mail or deliver their communication to the Company’s principal executive offices, addressed as follows:

Addressee (*)
c/o Secretary
Unicorp, Inc.
5075 Westheimer, Suite 975,
Houston, Texas 77056

*Addressees: Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers (including our chief executive officer, chief financial officer, chief accounting officer and any person performing similar functions) and employees. The Code of Ethics is an exhibit to our Form 10-KSB for the year ended December 31, 2004, filed with the SEC on April 15, 2005 and is available on our website at www.unicorpinc.net.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Mr. Wonish, who is not an officer or employee of the Company.  None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board of Directors or Compensation Committee.  No member of the Company’s Board of Directors is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

REPORT OF THE COMPENSATION COMMITTEE

Overview

The Compensation Committee of the Board of Directors supervises our executive compensation.  We seek to provide executive compensation that will support the achievement of our financial goals while attracting and retaining talented executives and rewarding superior performance.  In performing this function, the Compensation Committee reviews executive compensation surveys and other available information.

We seek to provide an overall level of compensation to our executives that are competitive within our industry and other companies of comparable size and complexity.  Compensation in any particular case may vary from any industry average on the basis of annual and long-term performance as well as individual performance.  The Compensation Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.  In general, we compensate our executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options.

Base salary levels for our executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within our industry or other companies of comparable size, taking into consideration the position’s complexity, responsibility and need for special expertise.  In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance.

We provide long-term incentive compensation through our stock option plan.  The number of shares covered by any grant is generally determined by the then current stock price, subject in certain circumstances, to vesting requirements.  In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

Chief Executive Officer Compensation

Mr. Casey was elected to the position of chief executive officer in February 2007.  Mr. Casey’s salary is $13,000 per month and he has not yet entered into an employment agreement with us.

The overall goal of the Compensation Committee is to insure that compensation policies are established that are consistent with our strategic business objectives and that provide incentives for the attainment of those objectives.  This is affected in the context of a compensation program that includes base pay, annual incentive compensation and stock ownership.

Submitted by the Compensation Committee of the Board of Directors of Unicorp, Inc.

William E. Dozier

AUDIT COMMITTEE REPORT

The Audit Committee of the Board currently consists of Mr. Chase.  Upon reconstitution of the Audit Committee, the members of the Audit Committee shall be independent directors as defined by rules of the Securities Act of 1933 and financially literate.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is evaluated annually.  The charter of the Audit Committee is available on our website at http://www.unicorpinc.net under the heading “Investor”.  The Audit Committee selects, evaluates and, where deemed appropriate, replaces our independent auditors.  The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimus amounts.

Management is responsible for the company’s internal controls and the financial reporting process.  Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on our consolidated financial statements.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed our audited financial statements for fiscal 2006 and has met and held discussions with management and Thomas Leger & Co., L.L.P., our independent auditors at the time of filing our audited financial statements with the SEC.  Management represented to the Audit Committee that our consolidated financial statements for fiscal 2006 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with the independent auditors. The Audit Committee also discussed with Thomas Leger & Co., L.L.P. matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Thomas Leger & Co., L.L.P. also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Thomas Leger & Co., L.L.P. the accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and Thomas Leger & Co., L.L.P., and the Audit Committee’s review of the representation of management and the report of Thomas Leger & Co., L.L.P. to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission.

Thomas Leger & Co., L.L.P. did not perform any non-audit services during fiscal 2006.

Submitted by the Audit Committee of the Board of Directors of Unicorp, Inc.

Carl A. Chase

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own beneficially more than ten percent (10%) of our common stock, to file reports of ownership and changes of ownership with the SEC.  Based solely on the reports received by us and on written representations from certain reporting persons, we believe that the directors, executive officers and greater than ten percent beneficial owners have complied with all applicable filing requirements during the year ended December 31, 2007, except the following were reported late:  (i) a Form 3 for the grant of options to Mr. DeGraffenreid upon execution of his employment agreement and (ii) one Form 4 for the sale of stock by Mr. Casey.  Each late Form 3 and Form 4 has been filed.

Approval of the Election of Directors

On February 25, 2008, our Board of Directors, believing it to be in the best interests of the company, elected Kevan Casey, Carl A. Chase and Robert G. Wonish as directors of the Company.  To avoid the significant costs and delays associated with holding a meeting, our Board elected to seek the election of Kevan Casey, Carl A. Chase and Robert G. Wonish by written consent of our majority stockholders.  On that record date of February 27, 2008, four holders of 70,947,808 shares of our common stock, which represented approximately 69.8% of the shares entitled to vote on the election of directors, consented in writing without a meeting to the election of directors.  As a result, no further votes are required to elect the directors.

Timing of the Election for Directors

The election of Kevan Casey, Carl A. Chase and Robert G. Wonish to our Board of Directors will become effective twenty (20) calendar days after the mailing of this information statement to our stockholders.

V.            ADOPTION OF THE 2007 STOCK OPTION PLAN

Background Information

The Board of Directors adopted the 2007 Stock Option Plan (the “Plan”) in September 2007.  The purpose of the Plan is intended to advance the best interests of the Company, its affiliates and stockholders by providing key employees, officers, directors and consultants who have substantial responsibility for the management and growth of the Company and its affiliates with additional incentives and an opportunity to obtain or increase their proprietary interests in the Company, thereby encouraging them to continue in the employ of the Company or any of its affiliates.

The following is a summary of the Plan which is qualified in its entirety by the plan attached hereto as Exhibit A.

General Administration of the Plan

The Plan will be administered by the Company’s Compensation Committee, or if no Compensation Committee has been formed, then it shall mean the entire Board of Directors.  The Committee will be authorized to grant to key employees and consultants of the Company awards in the form of stock options, stock appreciation rights, performance stock and restricted stock.

It is intended that the Committee shall be comprised solely of at least two members who are both “non-employee directors” as defined in Rule 16b-3 of the Securities and Exchange Act of 1934, as amended, and “outside directors” as defined as a member who satisfies Section 162(m) of the Internal Revenue Code; provided, however, that until such time as two such directors are available to serve in such roles, the failure to meet this requirement shall not affect the validity of any grants under this Plan.

The Committee has authority to amend awards and to accelerate vesting and/or exercisability of awards, provided that it cannot amend an outstanding option to reduce its exercise price or cancel an option and replace it with an option with a lower exercise price.

Eligibility

The Committee will select grantees from among the key employees, officers, directors and consultants of the Company and its subsidiaries.  The eligible participants will be those who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company.  No member of the Committee may receive any award under the Plan if to do so would cause the individual not be a “non-employee director” or “outside director.”  The Board of Directors may designate one or more individuals who shall not be eligible to receive any award under the Plan.

Shares Subject to the Plan

Subject to adjustment as described below, a maximum of 8,000,000 shares of Company common stock may be issued under the Plan.  If an award terminates or expires without shares of Company common stock being issued, then the shares that were subject to the award will again be available for grant.  The shares may be authorized and unissued shares or treasury shares.  In the event of a stock split, stock dividend, spin-off, or other relevant change affecting the Company’s common stock, the Committee shall make appropriate adjustments to the number of shares available for grants and to the number of shares and price under outstanding grants made before the event.

Types of Awards Under the Plan

Stock Options

The Committee may grant awards in the form of options to purchase shares of the Company’s common stock.  With regard to each such option, the Committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, and the exercise price per share of stock subject to the option; provided however, that the exercise price of any “Incentive Option” (as defined in the Plan) may not be less than the greater of (i) 100% of the fair market value of the shares of Company common stock on the date the option is granted, or (ii) the aggregate par value of the shares of stock on the date the option is granted.  In the case of any 10% stockholder, the price at which shares of stock may be purchased under an Incentive Option shall not be less than 110% of the fair market value of the stock on the date of grant.  The exercise price may, at the discretion of the Committee, be paid by a participant in cash, shares of Company common stock or a combination thereof.  The period of any option shall be determined by the Committee, but no Incentive Option may be exercised later than 10 years after the date of grant.  The aggregate fair market value, determined at the date of grant of the Incentive Option, of Company common stock for which an Incentive Option is exercisable for the first time during any calendar year as to any participant shall not exceed the maximum limitation as provided in Section 422 of the Code.  Unless expressly provided for in the option grant, an option shall terminate three months after severance of employment, other than for death or severance for disability.  Upon death or severance for disability the option shall terminate on the earlier of the expiration date or six months after the death or disability.

Stock Appreciation Rights

The Plan also authorizes the Committee to grant SARs.  Upon exercising a SAR, the holder receives for each share with respect to which the SAR is exercised, an amount equal to the difference between the exercise price (which may not be less than the fair market value of such share on the date of grant unless otherwise determined by the Committee) and the fair market value of the Company common stock on the date of exercise.  At the Committee’s discretion, payment of such amount may be made in cash, shares of Company common stock or a combination thereof.  Each SAR granted will be evidenced by an agreement specifying the terms and conditions of the award, including the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability of the SAR.  No SAR may have a term of greater than 10 years.  Unless expressly provided for in the SAR, a SAR shall terminate three months after severance of employment, other than for death or severance for disability.  Upon death or severance for disability the SAR shall terminate on the earlier of the expiration date or six months after the death or disability.

Restricted Stock

Under the Plan, the Committee may award restricted shares of the Company’s common stock to eligible persons from time to time and subject to certain restrictions as determined by the Committee.  The nature and extent of restrictions on such shares, the duration of such restrictions, and any circumstance which could cause the forfeiture of such shares shall be determined by the Committee.  The Committee will also determine the effect of the termination of employment of a recipient of restricted stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

Performance Shares

The Plan permits the Committee to grant awards of performance shares to eligible persons from time to time.  These awards are contingent upon the achievement of certain performance goals established by the Committee.  The length of time over which performance will be measured, the performance goals, and the criteria to be used in determining whether and to what degree the goals have been attained will be determined by the Committee.  The Committee will also determine the effect of termination of employment of a grantee (by reason of death, retirement, disability or otherwise) during the performance period.

Change in Control

In order to preserve the rights of participants in the event of a Corporate Transaction (as defined in the Plan), an unexercised option shall automatically accelerate so that they shall immediately prior to the specified effective date for the Corporate Transaction become 100% vested and exercisable; provided however, that any unexercised option shall not accelerate if and to the extent such option is, in connection the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a  comparable award by the successor corporation.  All outstanding options may be canceled by the Board of Directors as of the effective date of any Corporate Transaction.  After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each eligible person shall be entitled to have his Restricted Stock and shares earned under a Performance Stock Award appropriately adjusted based on the manner the stock was adjusted under the terms of the agreement of merger or consolidation.  The Committee will make similar adjustments, as appropriate, in outstanding Stock Appreciation Rights.

Amendment and Termination of the Plan

The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval which (a) is required to be approved by stockholders to comply with applicable laws or rules, (b) materially increase the number of shares of Company common stock reserved for issuance under the Plan, (c) materially modify the requirements to eligibility for participation in the Plan, or (d) would cause the Company to be unable to grant Incentive Options.

Federal Income Tax Consequences

Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to awards made under the Plan.

Exercise of Incentive Option and Subsequent Sale of Shares

A participant who is granted an Incentive Option does not realize taxable income at the time of the grant or at the time of exercise.  If the participant makes no disposition of shares acquired pursuant to the exercise of an Incentive Option before the later of two years from the date of grant or one year from such date of exercise (“statutory holding period”) any gain (or loss) realized on such disposition will be recognized as a long-term capital gain (or loss).  Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of the shares during the statutory holding period, that will be considered a disqualifying disposition.  Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income a participant shall recognize in the year of a disqualifying disposition will be the lesser of (i) the excess of the amount realized over the exercise price or (ii) the excess of the fair market value of the shares at the time of the exercise over the exercise price; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.  The ordinary income recognized by the participant is not considered wages and the Company is not required to withhold, or pay employment taxes, on such ordinary income.  Finally, in addition to the ordinary income described above, the participant shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the shares at the time of the exercise, and shall be long-term or short-term capital gain depending on the participant’s post-exercise holding period for such shares.

Special tax rules apply when all or a portion of the exercise price of an Incentive Option is paid by delivery of already owned shares, but generally it does not materially change the tax consequences described above.  However, the exercise of an Incentive Option with shares which are, or have been, subject to an Incentive Option, before such shares have satisfied the statutory holding period, generally will result in the disqualifying disposition of the shares surrendered.

Notwithstanding the favorable tax treatment of Incentive Options for regular tax purposes, as described above, for alternative minimum tax purposes, an Incentive Option is generally treated in the same manner as a nonqualified stock option.  Accordingly, a participant must generally include as alternative minimum taxable income for the year in which an Incentive Option is exercised, the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares.  However, to the extent a participant disposes of such shares in the same calendar year as the exercise, only an amount equal to the optionee’s ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee’s calculation of alternative minimum taxable income in such calendar year.

Exercise of Nonqualified Stock Option and Subsequent Sale of Shares

A participant who is granted a nonqualified stock option does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.  The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.

Upon the subsequent disposition of shares acquired through the exercise of a nonqualified stock option, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s post-exercise holding period for such shares.

Lapse of Restrictions on Restricted Stock and Subsequent Sale of Shares

A participant who has been granted an award of restricted stock does not realize taxable income at the time of the grant.  When the restrictions lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.  The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.  Upon the subsequent disposition of the formerly restricted shares, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s holding period for such shares after their restrictions lapse.

Under Section 83(b) of the Code, a participant who receives an award of restricted stock may elect to recognize ordinary income for the taxable year in which the restricted stock was received equal to the excess of the fair market value of the restricted stock on the date of the grant, determined without regard to the restrictions, over the amount (if any) paid for the restricted stock.  Any gain (or loss) recognized upon a subsequent disposition of the shares will be capital gain (or loss) and will be long-term or short-term depending on the post-grant holding period of such shares.  If, after making the election, a participant forfeits any shares of restricted stock, or sells restricted stock at a price below its fair market value on the date of grant, such participant is only entitled to a tax deduction with respect to the consideration (if any) paid for the restricted stock, not the amount elected to be included as income at the time of grant.

SARs, Performance Shares and Stock Awards

A participant who is granted a SAR does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise of the SAR in an amount equal to the excess of the fair market value of the shares (on the date of exercise) with respect to which the SAR is exercised, over the grant price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the such participant.

A participant who has been awarded a performance share or a stock award does not realize taxable income at the time of the grant, but does recognize ordinary income at the time the award is paid equal to the amount of cash (if any) paid and the fair market value of shares (if any) delivered; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.

The ordinary income recognized by a participant in connection with a SAR, performance share or a stock award is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.

To the extent, if any, that shares are delivered to a participant in satisfaction of either the exercise of a SAR or the payment of a performance share or stock award, upon the subsequent disposition of such shares any gain (or loss) realized will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s post- delivery holding period for such shares.

Plan Benefits

Grants and awards under the Plan, which may be made to Company executive officers, directors, consultants and other employees, are not presently determinable.

Information Regarding Options Granted

Grants and awards under the Plan, which may be made to Company executive officers, directors, consultants and other employees, other than provided for below, are not presently determinable.  If the shareholders approve the Plan, such grants and awards will be made at the discretion of the Compensation Committee or the Board of Directors in accordance with the compensation policies of the Compensation Committee, which are discussed in the “Report of the Compensation Committee.”

In September and November 2007, the Board of Directors granted stock options to purchase common stock pursuant to the Plan, subject to shareholder approval of Plan.  The following table describes the number of shares of common stock underlying options that have been granted subject to the Plan on a pre-split basis:

Name	Number of Shares	Exercise Price	Value (1)
James T. DeGraffenreid	2,000,000	$0.19	435,249
Executive Group (includes 1 officers)	2,000,000		435,249

Non-Executive Director Group (includes directors)	--	--	--
Non-Executive Officer Employee Group	--	--	--

(1)	Calculated using the Black-Scholes option pricing model.
(2)
Mr. Robert P. Munn was granted 4,000,000 seven year nonqualified stock options at an exercise price of $0.21 per share which options were forfeited upon his resignation as CEO and a director on February 21, 2008.

Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2007, with respect to the Company’s compensation plans under which common stock is authorized for issuance.  We believe that the exercise price for all of the options set forth below reflects fair market value.

	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Plan Category	(A)	(B)	(C)
Equity Compensation Plans Approved by Security Holders	2,825,333	$0.530	604,295
Equity Compensation Plans not Approved by Security Holders	6,000,000	0.203	2,000,000
Total	8,825,333	$0.309	2,604,295

Adoption of the Plan

In September 2007, our Board of Directors, believing it to be in the best interests of the Company, approved the Plan.  To avoid the significant costs and delays associated with holding a meeting, our Board elected to seek the adoption of the Plan by written consent of our majority stockholders.  On the record date of February 27, 2008, four holders of 70,947,808 shares of our common stock, which represented approximately 69.8% of the shares entitled to vote on the adoption of the Plan, consented in writing without a meeting to the adoption of the Plan.  As a result, no further votes are required to adopt the Plan.

Timing of the Adoption of the Plan

The adoption of the Plan will become effective twenty (20) calendar days after the mailing of this information statement to our stockholders.

VI.	RATIFICATION OF MALONE & BAILEY, PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We are asking the stockholders to ratify the selection of Malone & Bailey, PC as our independent public accountants for the fiscal year ending December 31, 2007.

On January 14, 2008, we notified Thomas Leger & Co., L.L.P., our independent registered public accounting firm, that effective immediately we were terminating our relationship with Thomas Leger & Co., L.L.P.

The reports of Thomas Leger & Co., L.L.P., on our financial statements for each of the years ended December 31, 2006 and 2005 and for the interim periods up through and including September 30, 2007, did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

We engaged Hein & Associates LLP as our new independent auditors effective as of January 16, 2008, to audit our financial statements for the year ended December 31, 2007, and to perform procedures related to the financial statements included in our current reports on Form 8-K and quarterly reports on Form 10-QSB.  Hein & Associates LLP resigned as our auditors effective February 19, 2008.  The decision to engage Hein & Associates LLP was approved by the Board of Directors on December 7, 2007.

We engaged Malone & Bailey, PC as our new independent auditors effective as of February 25, 2008, to audit our financial statements for the year ended December 31, 2007, and to perform procedures related to the financial statements included in our current reports on Form 8-K and quarterly reports on Form 10-QSB.  The decision to engage Malone & Bailey, PC was approved by the Board of Directors on February 20, 2008.

During our two most recent fiscal years and the subsequent interim period through January 14, 2008, the date of termination, there were no disagreements with Thomas Leger & Co. L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Thomas Leger & Co., L.L.P., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.  There were no “reportable events” as that term is described in Item 304(a)(1)(iv) of Regulation S-B during our two most recent fiscal years and the subsequent interim periods through January 14, 2008, the date of termination.

Other than in connection with the engagement of Malone & Bailey, PC by us, during our two most recent fiscal years ended December 31, 2006 and 2005, and through February 25, 2008, we did not consult Malone & Bailey, PC regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B or the related instructions thereto or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees and Services

Audit Fees

The aggregate fees billed by Thomas Leger & Co., L.L.P. for professional services rendered for the audit of the Company’s audited financial statements for the year ended December 31, 2006, and for the three quarterly reviews for the periods ended March 31, June 30 and September 30, 2007, were $88,329 and $57,363 for the audit of the Company’s audited financial statements for the year ended December 31, 2005, and for the three quarterly reviews for the periods ended March 31, June 30 and September 30, 2006.  Fees incurred for other audit related services for the period ending December 31, 2007 and 2006 were $12,569 and $13,363, respectively, for its review of the Company’s Form SB-2’s filed with the SEC.  The Company is in the process of completing its audit for the year ended December 31, 2007, and will incur additional fees from Malone & Bailey, PC for those services.

Audit-Related Fees

Leger did not render any audit-related fees, which represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees.

Tax Fees

Leger received fees of $657 for tax compliance, tax advice or tax planning from the Company during the fiscal years ended December 31, 2007 and 2006.

All Other Fees

Leger received fees of $2,306 during the fiscal year ended December 31, 2007, for services rendered to the Company pursuant to a failed acquisition by the Company.

Audit Committee Pre-Approval Policies and Procedures

The 2007 and 2006 audit services provided by Leger were approved by the Company’s Board of Directors.  The Company’s Board of Directors implemented pre-approval policies and procedures related to the provision of audit and non-audit services.  Under these procedures, the Board of Directors pre-approves both the type of services to be provided by the Company’s independent accountants and the estimated fees related to these services.  During the approval process, the Board of Directors considers the impact of the types of services and related fees on the independence of the auditor.  Throughout the year, the Board of Directors reviews revisions to the estimates of audit and non-audit fees initially approved.

Ratification of the Auditors

In February 2008, our Board of Directors, believing it to be in the best interests of the Company, approved Malone & Bailey, PC as our auditors.  To avoid the significant costs and delays associated with holding a meeting, our board elected to seek the ratification of the appointment by written consent of our majority stockholders.  On the record date of January 25, 2008, four holders of 70,947,808 shares of our common stock, which represented approximately 69.8% of the shares entitled to vote on the ratification of our auditors, consented in writing without a meeting to the ratification.  As a result, no further votes are required to ratify the appointment.

Timing of the Ratification of the Auditors

The ratification of the auditors will become effective twenty calendar days after the mailing of this Information Statement to our stockholders.

SIGNIFICANT STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 20, 2008;

•	by each person who is known by us to beneficially own more than 5% of our common stock;
•	by each of our officers and directors; and
•	by all of our officers and directors as a group.

The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly), shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.

Name and Address of Owner (1)	Number of Shares Owned	Percentage of Class

Kevan Casey	48,143,501 (2)	47.1%
Carl A. Chase	4,151,000 (3)	4.1%
Robert G. Wonish	132,281	*
James DeGraffenreid	333,333 (4)	*
All Officers and Directors as a Group (4 persons)	52,760,115 (5)	51.3%

KM Casey No.1 Ltd.	47,663,500 (6)	47.2%
Tommy Allen 23510 Belle Vernon Dr Spring, Texas 77389	12,840,307	12.7%
Trevor Ling 5050 Westheimer Road Houston, Texas 77056	6,638,000	6.6%

* Less than 1%.

(1)           Address is 5075 Westheimer, Suite 975, Houston, Texas 77056 unless otherwise indicated.
(2)	Includes 465,000 shares issuable upon exercise of currently exercisable stock options owned by Mr. Casey and 47,663,500 shares owned by KM Casey No. 1 LTD.
(3)           Includes 360,000 shares issuable upon exercise of currently exercisable stock options..
(4)           Represents 333,333 shares issuable upon exercise of currently exercisable stock options.
(5)           Includes 1,158,333 shares issuable upon exercise of currently exercisable stock options.
(6)	Mr. Kevan Casey exercises voting and dispositive power over all shares beneficially owned by KM Casey No. 1 LTD.

EXECUTIVE OFFICERS
Our executive officers are as follows:

Name	Age	Position
Kevan Casey	36	Director, Chief Executive Officer and President
Carl A. Chase	58	Director, Chief Financial Officer, Treasurer and Secretary
James DeGraffenreid	52	Vice President of Land and Business Development

The following biographical information is for Mr. DeGraffenreid (please see Proposal 3 for biographical information for Mr. Casey and Mr. Chase):

Mr. DeGraffenreid has served as our Vice President of Land and Business Development since November 2007.  Prior to joining Unicorp, Mr. DeGraffenreid served as director of land and business development for Sterling Energy, Inc. from March 2007 and as corporate secretary and manager of land and business development from June 2003.  He was instrumental in a number of successful acquisitions that led to the rapid growth of Sterling’s U.S. division in recent years.  From February 1998 to June 2003 he served as senior professional landman at Amerada Hess Corporation where his area of responsibility was the offshore shelf and from December 1990 to February 1998, he served as senior landman for Seagull Energy E&P, Inc. where his areas of responsibility were Oklahoma, Arkansas, Louisiana and Montana.  Mr. DeGraffenreid graduated from the University of Oklahoma with a B.B.A. in Petroleum Land Management.

EXECUTIVE COMPENSATION

The following table sets forth in summary form the compensation received during the last three fiscal years ended December 31, 2007, by our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Total ($)
Robert Munn (1)	2007	92,610	103,000	(2)	--	961,023	1,156,633
Kevan Casey	2007	116,447	20,500	(3)	--	--	136,947
	2006	96,000	84,500	(4)	-	141,075	321,575
	2005	86,000	73,500	(5)	-	480,000	639,500
Carl A. Chase	2007	132,000	9,000	(6)	--	41,680	182,680
	2006	92,000	13,000	(7)	-	70,526	175,526
	2005	5,996	3,974	(8)	-	240,000	249,970
James T. DeGraffenreid (9)	2007	30,765	50,000	(10)	--	435,249	516,014
Arthur B. Ley (11)	2007	21,785	--		--	--	21,785
	2006	172,500	31,500	(12)	100,000	771,937	1,075,937

(1)	Mr. Munn became an employee in September 2007 and resigned on February 21, 2008.
(2)	Includes $3,000 for a $750 per month auto allowance and a $100,000 signing bonus.
(3)	Mr. Casey resigned his position as CEO in September 2007. Includes $13,500 for a $1,500 per month auto and home allowance and $7,000 cash bonus.
(4)	Includes $18,000 for a $1,500 per month auto and home allowance and $66,500 cash bonus.
(5)
Includes $18,000 for a $1,500 per month auto and home allowance, $27,500 cash bonus and $28,000 which we contributed to a 401(k) plan. Mr. Casey forgave $17,000 of salary and bonus due him in fiscal 2005.

(6)	Represents $9,000 for a $750 per month auto allowance.
(7)	Includes $3,000 for a $750 per month auto allowance and $10,000 cash bonus.
(8)	Includes $1,974 which we contributed to a 401(k) plan and $2,000 cash bonus.
(9)	Mr. DeGraffenreid became an employee in November 2007.
(10)	Represents a $50,000 signing bonus.
(11)	Mr. Ley became an employee on February 1, 2006 and resigned February 15, 2007.
(12)
Includes $16,500 for a $1,500 per month auto and home allowance and $15,000 cash bonus. Option awards value includes only 450,000 stock options of a total of 700,000 stock options awarded to Mr. Ley. Does not include 250,000 stock options which we did not believe the performance conditions would be met in order to earn.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Provide the information specified in the following table for unexercised, stock that has not vested, and outstanding equity incentive plans awards granted:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Robert P. Munn	650,000	--	--	0.01	9/10/2014	--	--	--	--
	--	--	4,000,000 (1)	0.21	9/10/2014	--	--	--	--
Kevan Casey	225,000	--	--	1.00	1/1/2010	--		--	--
	240,000	--	--	0.60	1/1/2011	--	--	--	--
Carl A. Chase	120,000	--	--	1.00	1/1/2010	--	--	--	--
	120,000	--	--	0.60	1/1/2011	--	--	--	--
	120,000	--	--	0.36	1/1/2012	--	--	--	--
James T. DeGraffenreid	333,333	--	--	0.01	11/6/2014	--	--	--	--
	--	--	2,000,000 (2)	0.19	11/6/2014	--	--	--	--
William E. Dozier	500,000	--	--	0.35	6/25/2012	--	--	--	--

(1)	Vesting of Mr. Munn’s options are as follows: 1,000,000 on each of September 10, 2008, 2009, 2010 and 2011.
(2)	Vesting of Mr. DeGraffenreid’s options are as follows: 500,000 on each of November 6, 2008, 2009, 2010 and 2011.

Employment Contracts and Termination of Employment and Change-in-Control Agreements

Mr. Chase

On January 15, 2008, and effective January 1, 2008, we and Mr. Chase entered into an employment agreement w here we agreed to employ Mr. Chase as our Chief Financial Officer terminating on December 31, 2009. Under his employment agreement, Mr. Chase has the right to terminate his employment agreement at any time and for no stated reason upon 30 days prior written notice.  We may terminate his employment agreement only upon Mr. Chase’s death or with cause.  The employment agreement entitles Mr. Chase to an annual salary of $180,000 and the ability to earn a bonus of up to 75% of his base salary by meeting or exceeding certain goals.  The employment agreement also provides for a car allowance.

If Mr. Chase’s employment is terminated without cause, he shall receive as severance pay, an amount equal to his salary at the time of termination until the later of: (i) the end of twelve months from the date of hire, or (ii) 180 calendar days from the date of the termination.  Mr. Chase’s employment agreement contains confidentiality provisions consistent with his fiduciary duty obligations owed to us.

Mr. DeGraffenreid

On November 6, 2007, we entered into an employment agreement effective November 6, 2007, with James T. DeGraffenreid, pursuant to which Mr. DeGraffenreid has agreed to serve as our Vice President of Land and Corporate Development through December 31, 2009.  Mr. DeGraffenreid is to receive an annual base salary of $200,000 and received a $50,000 signing bonus.  This bonus is subject to repayment if he terminates his contract for any reason within twelve months from the effective date.  n addition to the compensation and benefits listed above, we have granted Mr. DeGraffenreid 333,333 vested non-qualified options, pursuant to our 2004 Stock Option Plan, to purchase shares of our common stock at an exercise price of $0.01 per share, upon such terms and conditions as set forth in any such option agreement.  As an additional incentive for us to enter into this employment relationship, Mr. DeGraffenreid has agreed to certain non-competition provisions of the employment agreement.  In the event of Mr. DeGraffenreid’s termination by us for any reason other than for cause or death, he shall continue to be paid, as severance pay, an amount equal to his salary at the time of termination until the later of: (i) the end of twelve months from the date of hire, or (ii) 180 calendar days from the date of the termination.  Except for the severance pay, we shall not have any further obligations except for (a) obligations occurring prior to the date of termination, and (b) obligations, promises or covenants contained therein which are expressly made to extend beyond the term of the employment agreement.  Mr. DeGraffenreid’s employment agreement contains confidentiality provisions consistent with his fiduciary duty obligations owed to us.

Mr. DeGraffenreid is entitled to receive up to 50% of his base salary based upon specific goals and targets approved by the Board of Directors.

He is also received a seven-year non-qualified stock option, pursuant to the Company’s 2007 Stock Option Plan, to purchase 2,000,000 shares of our common stock at an exercise price of $0.19 per share.  The option shall vest in accordance with the following schedule, provided that Mr. DeGraffenreid is still employed as the Vice President of Land and Corporate Development on such vesting date: (i) 500,000 options will vest 12 months from the date of execution of the Employment Agreement; (ii) 500,000 options will vest 24 months from the date of execution of the Employment Agreement; (iii) 500,000 options will vest 36 months from the date of execution of the Employment Agreement; and (iv) 500,000 options will vest 48 months from the date of execution of the Employment Agreement.

As additional consideration for entering into the Employment Agreement, Mr. DeGraffenreid agreed to restrict the amount of shares of Company common stock that he can sell, including shares previously acquired in the open market, through private transactions, through previous employment agreements, as well as shares acquired pursuant to the Employment Agreement, by concurrently entering into a lock-up, leak-out agreement.

OTHER MATTERS

Record Date

Our board of directors has fixed the close of business on February 27, 2008, as the record date for the determination of stockholders who are entitled to receive this information statement.  There were 101,065,257 shares of our common stock issued and outstanding on the record date.  We anticipate that this information statement will be mailed on or about March ___, 2008, to all stockholders of record as of the record date.

Cost of this Information Statement

The entire cost of furnishing this information statement will be borne by the company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

Dissenter’s Rights

Under Nevada Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to the proposed amendment to the company’s articles of incorporation, the election of directors, the adoption of the Plan or the ratification of the auditors.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

We feel that no affiliate of the company has any interest in the proposed name change and the reverse split, beyond general interest shared by all stockholders to see the company move its business plans forward.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Securities Exchange Act and in accordance with the Exchange Act, we file periodic reports, such as our annual report, and other information with the SEC relating to our business, financial statements and other matters.  You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C.  You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available on the SEC’s website at www.sec.gov.

MISCELLANEOUS

If you have any questions about this Information Statement you should contact:

UNICORP, INC.
5075 Westheimer, Suite 975
Houston, Texas 77056
(713) 402-6700

We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement.  This Information Statement is dated March __, 2008.

You should not assume that the information contained in this Information Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Information Statement).

CONCLUSION

    As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the amendments to the Company’s Articles of Incorporation, the election of directors, the adoption of the Plan and the ratification of the auditors.  Your consent to the amendments to the Company’s Articles of Incorporation, the election of directors, the adoption of the Plan, nor the ratification of the auditors is required and is not being solicited in connection with this action.  This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

By Order of the Board of Directors,
/s/ Kevan Casey
Kevan Casey
President and CEO